Rule 424(b)(3)
Registration Statement No. 333-136681
Pricing Supplement No. 05
Dated February 7, 2007
(To Prospectus dated August 16, 2006 and
 Prospectus Supplement dated August 22, 2006)
INTERNATIONAL LEASE FINANCE CORPORATION
$5,000,000,000
Medium-Term Notes, Series R
Principal Amount:						$500,000,000.00
Issue Price:						$500,000,000.00
Net Proceeds to the Company:				$498,750,000.00
Agent's Discount or Commission:			0.25%
Agent:							Merrill Lynch
CUSIP:							45974VB23
Settlement Date:						02/12/07
Stated Maturity (date):					03/01/12
Interest Rate:						5.35%
Overdue Rate (if any):					N/A
Redeemable by the Company on or after:		N/A
Repayable at the option of the holder on:		N/A
Optional Reset Dates:					N/A
Extension Periods:					N/A
Final Maturity:						N/A
Repurchase Price
(for Original Issue Discount Notes):		N/A
Type of Note (check one):
Book-Entry Note     _X__
Certificated Note   ____
Other Provisions: